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                                                               EXHIBIT 99.07

                               STATE OF MICHIGAN

                IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND

SANDERS CONFECTIONERY PRODUCTS, INC.


Plaintiff,


vs.

FRANCES HOUTTEKIER, II, A SHAREHOLDER
OF RECORD ON DECEMBER 27, 1996 OF SANDERS
CONFECTIONERY PRODUCTS, INC.

Defendant.

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HOOPS, HOOPS & HOOPS, P.L.C                 JOEL H. SERLIN (P20224)
By:     Frederick K. Hoops (P15109)         Special Master
        Frederick H. Hoops, III (P52397)    2000 Town Center, Suite 1500
        Daniel S. Hoops (P54720)            Southfield, Michigan 48075-2058
Attornys for Plaintiff                      (810) 353-7620
31555 W. 14 Mile Road, Suite 315
Farmington Hills, Michigan 48334
(810) 932-2990

MORGANROTH & MORGANROTH                     FRANCES HOUTTEKIER, II
By:     Mayer Norganroth (P17966)           Defendant
Attorney for Plaintiff                      300 E. Maple
3000 Town Center, Suite 1500                Birmingham, Michigan
Southfield, Michigan 48075
(810) 355-3084

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                        ORDER APPROVING REORGANIZATION,
               ARRANGEMENT/EXCHANGE OF STOCK TRANSACTIONS UNDER
        MCLA 4501204 AND .1205; MSA 21.200(204) AND MSA 21.200(205) AND
    MCLA 451.801(j)(6)(B); MSA 19.7876(401(j)(6)(B) AND SECTION 3(a)(10) OF
                    THE SECURITIES ACT OF 1933, AS AMENDED

            At a session of said Court, held in the Oakland County
             Courthouse in the city of Pontiac, County of Oakland
                             State of Michigan on:
                                  Apr 23 1997
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                      PRESENT: HONORABLE JOHN J. MCDONALD
                                 CIRCUIT JUDGE
        This matter having come before the Court on application made in Plaintiff's Complaint and Petition to appoint a special master regarding a corporate reorganization, arrangement/exchange of stock transactions, the Court's subsequent Order Appointing Special Master on February 5, 1997 and Plaintiff's Motion for Hearing on Special Master's Report and Recommendation and for Order







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Approving Reorganization Arrangement/Exchange of Stock Transactions Under MCLA
4501204 and .1205; MSA 21.200(204) and MSA 21.200(205) and MCLA 451.801
(j)(6)(B); MSA 19.776(401(j)(6)(B) and Section 3(a)(10) of the Securities Act of 1933, as amended.

        In addition, the Court has received and given weight to the report and recommendation of its Court-Appointed Special Master, Joel Serlin, in this case and has considered any comments made in this hearing.

        IT IS HEREBY ORDERED that:

        A. The reorganization is approved for purposes of Section 401(j)(6)(B) of the Michigan Uniform Securities Act; MCLA 451.801(j)(6)(B); MSA 19.776(401(j)(6)B);

        B. The reorganization, arrangement/exchange of stock transactions are approved and sanctioned for the purposes of Sections 204 and 205 of the Michigan Business Corporation Act; MCLA 4501204 and.1205; MSA 21.200(204) and MSA 21.200(205);

        C. The reorganization, arrangement/exchange of stock transactions under Sections 204 and 205 of the Michigan Business Corporation Act; MCLA
450.1204 and .1205;MSA 21.200(204) and MSA (21.200(205) shall be binding on all of the holders of outstanding shares of the common stock of Plaintiff and Plaintiff, and

        D.      The fairness of the transaction is approved for purposes of
Section 3(a)(10) of the Securities Act of 1933, as amended.




                                        /s/ John J. McDonald
                                        --------------------------
                                        CIRCUIT COURT JUDGE